EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption ”Experts” and to the use of our report dated February 12, 2007 in the Amended Registration Statement (Form S-4, No. 333-138870) and related Prospectus of MCF Corporation dated March 8, 2007.

/s/ Ernst & Young LLP

San Francisco, California
March 5, 2007